UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

Amendment to Amended and Restated 2009 Equity Compensation Plan

At the Company’s 2014 Annual Meeting of Stockholders held on October 6, 2014 (the “Annual Meeting”), the Company’s stockholders duly approved an amendment to the Company’s Amended and Restated 2009 Equity Compensation Plan (as amended from time to time, the “Amended and Restated 2009 Plan”), to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares. Persons eligible to receive options, stock appreciation rights or other awards under the Amended and Restated 2009 Plan are those employees, consultants and directors of NeoStem and its subsidiaries who, in the opinion of the Compensation Committee of the Company’s board of directors, are in a position to contribute to NeoStem’s success. A description of the Amended and Restated 2009 Plan is set forth in Proposal 4 contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 29, 2014 (the “Proxy Statement”). The full text of the Amended and Restated 2009 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting (for a full description of each such matter see the Proxy Statement), as well as the final voting results with respect to each such matter:

Proposal 1. The stockholders elected (a) three Class I directors to serve as directors until the annual meeting to be held in 2017, and one Class III director to serve as a director until the annual meeting to be held in 2016. The final voting results with respect to the four directors so elected to the Company’s board (with the class of each director set forth next to his or her respective name) were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew L. Pecora, M.D. (Class I)	15,412,427	616,451	9,855,055
Richard Berman (Class I)	15,653,914	374,864	9,855,055
Eric H.C. Wei (Class I)	15,836,984	191,894	9,855,055
Steven Klosk (Class III)	15,827,437	201,441	9,855,055

Proposal 2. The stockholders approved the issuance of shares of common stock in connection with milestone payments that may become payable in the future to former securityholders of California Stem Cell, Inc. ("CSC"), in accordance with the Marketplace Rules of the NASDAQ Stock Market. For adidtional information about the milestone payments that may be earned in connection with the CSC acquisition, please see Proposal 2 of the Proxy Statement which is incorporated herein by reference.The final voting results with respect to this Proposal were as follows: 11,979,416 votes for; 619,612 votes against; 84,551 votes abstaining; and 9,855,055 broker non-votes. In accordance with NASDAQ rules, the 5,329,593 shares issued as closing merger consideration to the former CSC securityholders were not entitled to vote on Proposal 2.

Proposal 3. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 14,743,148 votes for; 826,830 votes against; 458,900 votes abstaining; and 9,855,055 broker non-votes.

Proposal 4. The stockholders approved the amendment to the Amended and Restated 2009 Plan to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares. The final voting results with respect to this Proposal were as follows: 13,306,700 votes for; 2,298,236 votes against; 423,942 votes abstaining; a 9,855,055 broker non-votes.

Proposal 5. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results with respect to this Proposal were as follows: 25,469,547 votes for; 241,856 votes against; 172,530 votes abstaining; and 0 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.
10.1	Amended and Restated NeoStem, Inc. 2009 Equity Compensation Plan, as amended(1)
_____________
(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name:	Catherine M. Vaczy, Esq.
Title:	General Counsel

Dated:    October 6, 2014